                                                                    EXHIBIT 4(A)



                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of March 18, 1996 is between BRUNSWICK BIOMEDICAL CORPORATION (the "Buyer"), a Massachusetts corporation, and the ESTATE OF DR. STANLEY J. SARNOFF, Robert Herzstein as Personal Representative (the "Seller" or the "Estate"). It relates to the purchase by the Buyer from the Seller of 1,888,126 shares (the "Shares") of Common Stock, $.10 par value (the "Common Stock"), of Survival Technology, Inc. ("STI"), a Delaware corporation, which Shares constitute approximately 60% of the issued and outstanding Common Stock.

     In consideration of the mutual representations, warranties and covenants herein contained, the parties agree as follows:


                                   ARTICLE 1
                          PURCHASE AND SALE OF SHARES

     1.1  Shares Sold and Acquired.  Subject to the terms and conditions set
          ------------------------
forth in this Agreement, on the Closing Date (as defined below), the Seller shall sell, transfer and deliver to the Buyer or its nominee, and the Buyer shall purchase, acquire and accept from the Seller the Shares. Each share certificate representing the Shares shall be duly endorsed by the holder thereof in blank for transfer or accompanied by a stock power duly executed by such holder assigning the Shares held by such holder in blank, in each case with a customary signature guaranty.

     1.2  Assignment of Registration Agreement.  On the Closing Date, in
          ------------------------------------
connection with the sale of the Shares, the Seller shall assign to the Buyer all of the Seller's rights and interest under the Registration Rights Agreement dated September 14, 1990 between STI and the Seller (the "Registration Agreement"). Such assignment shall be substantially in the form of Exhibit E
                                                                   ---------
attached hereto.

     1.3  Consideration.  The Buyer shall deliver to the Seller on the Closing
          -------------
Date, as consideration for the sale, transfer and delivery to the Buyer of the Shares, an aggregate purchase price of $20,769,386.00 (the "Purchase Price"). The Purchase Price shall consist of $16,069,386 payable in cash by wire transfer of immediately available funds (the "Cash Payment"), a promissory note issued by the Buyer in the original principal amount of $4,700,000 in the form of Exhibit
                                                                        -------
A attached hereto (the "Note"), and warrants in the form of Exhibit B hereto
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(the "Warrants") to purchase 50,000 shares of common stock of the Buyer at an exercise price of $27.55 a share, subject to adjustment as set forth in Exhibit
B.

     1.4  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of STI or at such other place as the parties may agree on the business day (the"Closing Date") set by the Buyer upon at least five business days' written notice to the Seller following the date upon which all conditions set forth in Article 5
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(other than those to be satisfied at Closing) have been satisfied or waived.


                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller hereby represents and warrants to the Buyer as follows:

     2.1  Authorized and Effective Agreement.  The Seller is an estate governed
          ----------------------------------
by testamentary instruments and applicable provisions of Maryland law. This Agreement has been duly authorized, executed and delivered by the Seller, and the Seller has the right, power, authority and legal capacity to enter into and perform the obligations to be performed by it under this Agreement and to consummate the transactions contemplated of it hereby. This Agreement constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     2.2  Ownership of the Shares.  The Seller is, and on and as of the Closing
          -----------------------
Date will be, the owner, beneficially and of record, of the Shares, which on the date hereof constitute not less than 60% of the issued and outstanding shares of Common Stock of STI. The Shares are, and on and as of the Closing Date will be, owned beneficially and of record by the Seller free and clear of any lien, claim or other encumbrance and of any restriction or limitation of any nature whatsoever (collectively, "Liens"). By delivery of the Shares at the Closing, in exchange for the consideration provided in Section 1.3, the Seller will convey to the Buyer good and marketable title to the Shares, free and clear of any Lien. The Seller has not granted any warrants, options or other rights, or entered into any agreement or other commitment, which obligate the Seller to sell, transfer or otherwise dispose of any of the Shares to anyone other than the Buyer or which affect the right of the Seller or its successor as holder of the Shares to vote or to dispose of the Shares. The Seller does not on the date of this Agreement, nor will the Seller on and as of the Closing Date, own or have any right, warrant, option or other agreement to acquire any shares of capital stock or other securities of STI from STI or any other person except for the Shares and an option to acquire 32,500 shares of Common Stock granted by STI dated September 14, 1990, as amended effective as of September 14, 1993, which option is not being transferred to the Buyer.

     2.3  No Consent; Non-Contravention.  No consent of any other party and no
          -----------------------------
consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, is required in connection with the execution, delivery, validity or enforceability of this Agreement with respect to the Seller or the consummation by the Seller of the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement does not and will not (i) violate any provision of the certificate of incorporation or by-laws of STI, (ii) conflict with or result in a breach of, or constitute a default under any agreement, understanding or arrangement to which the Seller is a party or by which it is bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller.

     2.4  Regarding STI.  The Seller has no knowledge (i) of any facts or
          -------------
circumstances

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that cause STI's Annual Report on Form 10-K for the year ended July 31, 1995 or any report filed by STI with the Securities and Exchange Commission (the "Commission") subsequent to such date, as of their respective dates and as finally amended, to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) of any material adverse change in the financial condition or results of operations of STI since the end of the quarter to which its most recently filed Form 10-K or Form 10-Q, as applicable, relates or any change in its capitalization from that shown in such Form 10-K or Form 10-Q.

     2.5  Litigation.  Except as set forth on Schedule 2.5, to the best of
          ----------
Seller's knowledge, there is neither pending nor threatened any action, suit, proceeding or claim to which the Seller or STI is or may be named as a party which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated herein.

     2.6  Registration Agreement.  The Registration Agreement has been duly
          ----------------------
authorized, executed and delivered by the parties thereto and constitutes the valid and binding obligation of such paries, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The rights of the Seller under the Registration Agreement will, on the Closing Date, have been duly and effectively assigned by the Seller to the Buyer hereunder.

     2.7  Investment Representations.  (a) The Seller is acquiring the Note and
          --------------------------
the Warrants, and will acquire any shares of common stock of the Buyer issuable on exercise of the Warrants, for investment for its own account (subject to distributions to any beneficiaries of the Estate in accordance with the testamentary instruments governing the Estate or any orders of any court of competent jurisdiction or under applicable law), and not with a view to the resale or distribution of any part thereof, and has and will have no present intention of selling, granting any participation in, or otherwise distributing the same within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) The Seller (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note, the Warrants and any shares issuable upon exercise of the Warrants.

     2.8  Absence of Registration.  The Seller understands and acknowledges that
          -----------------------
the issuance of the Note and the Warrants pursuant to this Agreement, and the issuance of shares upon exercise of the Warrants, will not be registered under the Securities Act or under any applicable blue sky or state securities law on the grounds that such transfer is exempt from registration and that the availability of such exemption is predicated in part upon the Seller's representations set forth in this Agreement. The Seller acknowledges and understands that the Note, the Warrants and any shares issuable on exercise of the Warrants acquired by the Seller must be held indefinitely unless such Note, Warrants or shares are subsequently registered under the Securities Act and applicable blue sky laws or an exemption from such registration is available.

     2.9  Brokers and Finders.  Neither the Seller nor, to the Seller's
          -------------------
knowledge, STI has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions of any broker, finder or financial advisor in connection with the transactions contemplated herein, except for STI's retention of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and the Seller's retention of Josephthal, Lyon & Ross, Incorporated ("Josephthal") to perform certain financial advisory services as previously disclosed.


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer hereby represents and warrants to the Seller as follows, except as set forth on the "Disclosure Schedule" attached hereto (the section numbers of which are numbered and correspond only to the section numbers of this Agreement to which they refer):

     3.1  Organization, Standing and Authority of Buyer.
          ---------------------------------------------

     (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full corporate power and authority to carry on its business as now conducted. Each Subsidiary (as defined in paragraph (f) below) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to carry on its business as now conducted.

     (b) The Buyer has, and on the Closing Date will have, all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement, the Note, the Warrants and the security agreements and related documents identified on Schedule II hereto to which it is a party (the
                                -----------
"Other Agreements"). The execution and delivery of this Agreement, the Note, the Warrants and the Other Agreements and the consummation of the transactions contemplated hereby and thereby have been, or will be on the Closing Date, duly and validly authorized by all necessary corporate action in respect thereof on the part of the Buyer.

     (c) This Agreement constitutes, and upon execution and delivery thereof, the Note, the Warrants and the Other Agreements will constitute, the legal, valid and binding obligations of the Buyer, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The shares of common stock of the Buyer issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants upon payment of the exercise price specified therein, will be duly authorized, validly issued and fully paid and nonassessable. No shareholder has any preemptive rights or rights of first refusal by reason of the issuance of the Warrants which rights have not or prior to the Closing Date will not have been waived.

     (d) The execution, delivery and performance of this Agreement, the Note, the Warrants and the Other Agreements by the Buyer do not and will not (i) conflict with or result in a breach of any provision of the articles of organization or by-laws of the Buyer, (ii) require any consent by any person under, constitute or result in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which it is bound, (iii) violate any, law, order, writ, judgment, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any assets of the Buyer or any of its Subsidiaries.

     (e) The Buyer has furnished to the Seller a true, correct and complete copy of its articles of organization and by-laws, as amended to date.

     (f) The Disclosure Schedule sets forth all of the Subsidiaries of the Buyer and the jurisdiction in which each is organized. All issued and outstanding shares or other equity interest of each Subsidiary are owned directly by the Seller free and clear of any Lien, and there are no other shares of capital stock or other equity interest of any Subsidiary outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities or equity interests of any Subsidiary or obligating the Buyer or any Subsidiary to grant, extend or enter into any such agreement. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which the Buyer or any Subsidiary owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors.

     3.2  Government Approval.  No authorization or consent, and no registration
          -------------------
or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement, the Note, the Warrants or the Other Agreements by the Buyer or the consummation of the transactions contemplated hereby, other than those which have been or on the Closing Date will have been obtained or made.

     3.3  Capitalization.  The authorized capital stock of the Buyer consists of
          --------------
1,975,000 shares of common stock, $.01 par value ("Buyer's Common Stock"), and 1,400,000 of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 65,000 shares are Series A Preferred Stock ("Series A Preferred"), 30,000 shares are Series B Preferred Stock ("Series B Preferred"), 380,000 shares are Series C Preferred Stock ("Series C Preferred"), 50,000 shares are Series D Preferred Stock ("Series D Preferred"), 30,000 shares are Series E Preferred Stock ("Series E Preferred"), and 210,000 shares are Series F Preferred Stock ("Series F Preferred"). There are presently 66,780 shares of Buyer's Common Stock, 64,665 shares of Series A Preferred, 29,144 shares of Series B Preferred, 374,462 shares of Series C Preferred, 45,695 shares of Series D Preferred and up to 25,816 shares of Series E Preferred issued and outstanding. Except for warrants issued to the holders of the Series C Preferred, Series D Preferred and Series E Preferred to purchase up to 98,524 shares of Buyer's Common Stock in the aggregate, warrants issued to certain other persons to purchase up to 2,400 shares of Buyer's Common Stock in the aggregate and 155,493 shares of Buyer's Common Stock reserved for issuance pursuant to its 1993 Stock Option Plan, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Buyer for the purchase or acquisition of any shares of its capital stock, except as contemplated by this Agreement, as set forth in the Disclosure Schedule and the conversion rights with respect to

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preferred stock contemplated by the Buyer's articles of organization, as amended to date.

     3.4  Financial Information.  The audited financial statements of the Buyer
          ---------------------
and its Subsidiaries as of June 30, 1995 and related notes (the "Buyer's Financial Statements"), including the balance sheet at June 30, 1995 (the "Buyer's Balance Sheet") and the income statement for the year ended June 30, 1995, and the unaudited financial statements of the Buyer and its Subsidiaries as of September 30, 1995 (the "Buyer's Interim Financials"), including the balance sheet at September 30, 1995 (the "Buyer's Interim Balance Sheet") and the income statement for the three months ended September 30, 1995, present fairly the financial position and results of operations of the Buyer and its Subsidiaries, on a consolidated basis, at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and show all material liabilities, absolute or contingent, of the Buyer and its Subsidiaries required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof.

     3.5  Absence of Undisclosed Liabilities.  As of June 30, 1995 and September
          ----------------------------------
30, 1995, respectively, the Buyer and its Subsidiaries had no material liabilities (whether accrued, absolute, fixed, contingent or otherwise, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for on the Buyer's Balance Sheet and the Buyer's Interim Balance Sheet which are required to be reflected or provided for therein or described in the notes thereto, and since September 30, 1995 the Buyer and its Subsidiaries have not incurred any material liabilities other than liabilities incurred in the ordinary course of business.

     3.6  Absence of Certain Changes.  Since the date of the Buyer's Interim
          --------------------------
Balance Sheet, there has not been any event or condition of any character which has materially and adversely affected the business or prospects of the Buyer and its Subsidiaries, taken as a whole, including but not limited to:

          a. any material adverse change in the financial condition, results of operation, business, properties or prospects of the Buyer and its Subsidiaries, taken as a whole;

          b. any damage, destruction or loss of any of the properties or assets of the Buyer or any Subsidiary (whether or not covered by insurance) materially adversely affecting the business or prospects of the Buyer and its Subsidiaries, taken as a whole;

          c. any declaration, setting aside or payment or other distribution in respect of any of the Buyer's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock by the Buyer;

          d. any incurrence, assumption or guarantee by the Buyer or any of its Subsidiaries of any material indebtedness for borrowed money;

          e. any creation or assumption by the Buyer or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          f. any making of any loan, advance or capital contribution to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Buyer made in the ordinary course of business consistent with past practices;

          g. any transaction or commitment made, or any contract or agreement entered into, by the Buyer or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Buyer or any of its Subsidiaries of any contract or other right, in either case, material to the Buyer and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          h. any change in any method of accounting or accounting practice by the Buyer or any Subsidiaries; or

          i. any labor trouble, or any event or condition of any character, materially adversely affecting the business or prospects of the Buyer and its Subsidiaries, taken as a whole.

     3.7  Taxes.  The Buyer and its Subsidiaries filed or will file within the
          -----
time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the Commonwealth of Massachusetts and with all other jurisdictions where such filing is required by law. The Buyer and its Subsidiaries have paid, or adequate provision has been made in the Buyer's Balance Sheet and the Buyer's Interim Balance Sheet for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Buyer knows of (a) no other tax returns or reports which are required to be filed which have not been so filed and (b) no unpaid assessment for additional taxes for any fiscal period or any basis therefor. The Buyer's Federal income tax returns have not, to the best of the Buyer's knowledge and belief, been audited by the United States Internal Revenue Service nor by any state taxing authority.

     3.8  Litigation.  There is neither pending nor, to the best of the Buyer's
          ----------
knowledge, threatened any action, suit, proceeding or claim, or any basis therefor or threat thereof, whether or not purportedly on behalf of the Buyer or any Subsidiary, to which the Buyer or any Subsidiary is or may be named as a party or its property or assets is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, or operations of the Buyer and its Subsidiaries, taken as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated herein.

     3.9  ERISA.  Neither the Buyer nor any Subsidiary maintains any pension,
          -----
defined benefit or defined contribution plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     3.10 Environmental Matters.  Neither the Buyer nor any Subsidiary has ever
          ---------------------
generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below). To the best of the Buyer's knowledge, (i) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Buyer or any Subsidiary during the period such site is or was so owned, operated, leased or used by the Buyer or such Subsidiary; (ii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Buyer or any Subsidiary for treatment, storage, or disposal at any other place during the period such site is or was so owned, operated, leased or used by the Buyer or such Subsidiary; (iii) neither the Buyer nor any Subsidiary presently owns, operates, leases or uses, nor has it previously owned, operated, leased, or used any, site on which underground storage tanks are or were located; (iv) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Buyer or any Subsidiary in connection with the presence of any Hazardous Material; (v) neither the Buyer nor any Subsidiary has any liability under, nor has it ever violated any, Environmental Law (as defined below); (vi) the Buyer and each Subsidiary, all property owned, operated, leased, or used by them, and all facilities and operations thereon are presently in compliance with all applicable Environmental Laws; and (vii) neither the Buyer nor any Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to the enforcement of any Environmental Law. For purposes of this paragraph, the following definitions shall apply:
"Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law. "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law. "Environmental Law" shall mean any federal or Massachusetts environmental or health and safety-related law, regulation, rule, ordinance, or by-law, whether existing as of the date of this Agreement, previously enforced, or subsequently enacted.

     3.11 Compliance; Permits.  (a) Neither the Buyer nor any of its
          -------------------
Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Buyer or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or operations of the Buyer and its Subsidiaries, taken as a whole. To the best knowledge of the Buyer, no investigation or review by any governmental or regulatory body or authority is pending or threatened against the Buyer or its Subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or operations of the Buyer and its Subsidiaries, taken as a whole.

     (b) The Buyer and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of the Buyer and its Subsidiaries taken as a whole. The Buyer and its Subsidiaries are in compliance with the terms of such Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or operations of the Buyer and its Subsidiaries, taken as a whole.

     3.12 Investment Representations.  (a) The Buyer is acquiring the Shares for
          --------------------------
investment for its own account, and not with a view to the resale or distribution of any part thereof, and has no present intention of selling, granting any participation in, or otherwise distributing the same within the meaning of the Securities Act.

          (b) The Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares.

     3.13 Absence of Registration.  The Buyer understands and acknowledges that
          -----------------------
the transfer of the Shares pursuant to this Agreement will not be registered under the Securities Act or under any applicable blue sky or state securities law on the grounds that such transfer is exempt from registration and that the availability of such exemption is predicated in part upon the Buyer's representations set forth in this Agreement. The Buyer acknowledges and understands that the Shares acquired by the Buyer must be held indefinitely unless such Shares are subsequently registered under the Securities Act and applicable blue sky laws or an exemption from such registration is available.

     3.14 Financing.  The Buyer has, as of the date hereof, entered into a
          ---------
financing commitment with a lender identified in the commitment for the amounts, and subject to the terms and conditions, set forth on the Disclosure Schedule (the "Financing Commitment"). The Buyer has furnished a true, correct and complete copy of the Financing Commitment to the Seller. Assuming consummation of the financing contemplated by the Financing Commitment, the Buyer has, or as of the Closing will have, and Buyer has no reason to believe that as of the Closing it will not have, sufficient cash, commitments, available lines of credit or other sources of immediately available funds to enable it to make the Cash Payment.

     3.15 Brokers and Finders.  The Buyer has not employed any broker, finder or
          -------------------
financial advisor or incurred any liability for any fees or commissions of any broker, finder or financial advisor in connection with the transactions contemplated herein, except for the retention of Vector Securities International, Inc. as financial advisor.

                                   ARTICLE 4
                         COVENANTS OF SELLER AND BUYER

     4.1  Covenants of Seller.  The Seller covenants and agrees as follows:
          -------------------

          4.1.1  Completion of Transaction.  It shall use all reasonable efforts
                 -------------------------
to cause the transactions contemplated by this Agreement to be consummated and the conditions to such consummation set forth in Article 5 to be met, including without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect such transactions. It shall not take any action that will result in any assignment, transfer or disposition of, or creation of any Lien on, the Shares or that will restrict the Seller's ability to transfer the Shares to the Buyer as contemplated by this Agreement.

          4.1.2  Access to Properties and Cooperation.  The Seller shall use
                 ------------------------------------
reasonable efforts to cause STI prior to the Closing Date to give to the Buyer, its agents, representatives and financing sources, full access, upon reasonable notice, during normal business hours to all of the properties, books, tax returns, contracts, commitments and records of STI, and to furnish to the Buyer, its agents, representatives and financing sources all such documents, certified if requested, and information with respect to its affairs as the Buyer, its agents, representatives and financing sources, may from time to time reasonably request.

     4.2  Covenants of Buyer.  The Buyer covenants and agrees as follows:
          ------------------

          4.2.1  Completion of Transaction.  Prior to the Closing Date, it shall
                 -------------------------
use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated by the Buyer and the conditions to such consummation set forth in Article 5 to be met, including, without limiting the generality of the foregoing, to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby and to seek to complete its financing in accordance with the Financing Commitment. The Buyer agrees to cooperate with the Seller and STI to the extent necessary to obtain any consents or to make any filing required in connection with the transactions contemplated by this Agreement.

          4.2.2  Access to Properties and Cooperation.  The Buyer shall prior to
                 ------------------------------------
the Closing Date give to the Seller, its agents, representatives and financing sources, full access, upon reasonable notice, during normal business hours to all of the properties, books, tax returns, contracts, commitments and records of the Buyer and its Subsidiaries, and shall furnish to the Seller, its agents, representatives and financing sources all such documents, certified if requested, and information with respect to its affairs as the Seller, its agents, representatives and financing sources, may from time to time reasonably request.

          4.2.3  Conduct of Business.  Prior to the Closing Date, the Buyer
                 -------------------
shall, and shall cause each Subsidiary to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) take no action which would materially adversely affect or materially delay the ability of either the Seller or the Buyer to obtain any necessary approvals required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. Prior to the Closing Date, without limiting the generality of the foregoing, except as set forth in Section 4.2.3 of the Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement, the Buyer shall not, and shall cause each Subsidiary not to, without the prior written consent of the Seller:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of the Buyer to finance the purchase of the Shares), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

          (b) (i) adjust, split, combine or reclassify any capital stock without making appropriate provision for adjusting the number of shares of Buyer Common Stock issuable on exercise of the Warrants in order to avoid dilution; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities;
          (iii) grant any person any right to acquire any shares of its capital stock; (iv) issue, deliver or sell, or agree to issue, deliver or sell, any additional shares of capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities, except (1) pursuant to the exercise of options or warrants to acquire shares of its capital stock outstanding as of the date of this Agreement or (2) on an arm's-length basis for not less than fair consideration; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock except as permitted by clause(2) of the preceding clause (iv).

          (c) sell, transfer, pledge, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to contracts or agreements in force at the date of this Agreement or (iii) to secure indebtedness incurred to finance the purchase of the Shares;

          (d) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contact or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (f) make or propose any changes in its Articles of Organization or Bylaws which would materially and adversely affect the rights or interests of the Seller or which would prevent the Buyer from fulfilling its obligations under this Agreement; or

          (g) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.2.3.

                                   ARTICLE 5
                             CONDITIONS PRECEDENT

     5.1  Conditions Precedent to the Obligations of Both Parties.  The
          -------------------------------------------------------
respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Agreement and all notice periods and waiting periods required after the granting of any such approvals shall have passed.

          (b) Neither of the parties hereto shall be subject to any order, decree, direction, notice or injunction of a court, agency or other governmental entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement or otherwise materially impairs the ability of either party to consummate the transactions contemplated hereby, and there shall not be any other event in any proceeding that renders it unlawful for either party, or deprives either party of its authority, to consummate the transactions contemplated hereby.

          (c) The Board of Directors of STI shall have approved the transaction contemplated by this Agreement such that the supermajority vote provisions and restrictions of Section 203 of the Delaware General Corporation Law will not apply to this Agreement and neither of the parties shall be an "interested stockholder" for purposes of that section, and such approval shall be in full force and effect on the Closing Date.

     5.2  Conditions Precedent to the Obligations of Seller.  The obligations of
          -------------------------------------------------
the Seller to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Closing Date:

          (a)    The representations and warranties of the Buyer set forth in
Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except (i) as otherwise contemplated by this Agreement or consented to in writing by the Seller and (ii) insofar as the failure of any representation and warranty to be true and correct does not have, and is not reasonably likely to have, a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Buyer.

          (b) The Buyer shall have in all material respects (i) performed all obligations and (ii) complied with all covenants required by this Agreement.

          (c) The Buyer shall have delivered to the Seller the Cash Payment, the Warrant and the Note provided for under Section 1.3 and Other Agreements identified on Schedule II hereto.
              -----------

          (d) The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, to the effect that the conditions set forth in this section have been satisfied.

          (e) The Seller shall have received the legal opinion of Palmer & Dodge, counsel to the Buyer, dated the Closing Date and substantially in the form attached hereto as Exhibit C.
                        ---------

          (f) The opinion of Josephthal, dated the date hereof, received by the Seller to the effect that, as of the date hereof, the consideration to be received by the Seller hereunder for the Shares is fair to the Seller from a financial point of view, a true, correct and complete copy of which has been furnished to the Buyer, shall not have been withdrawn.

     5.3  Conditions Precedent to the Obligations of Buyer.  The obligations of
          ------------------------------------------------
the Buyer to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Closing Date:

          (a)    The representations and warranties of the Seller set forth in
Article 2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by the Buyer.

          (b) From the date of this Agreement to the Closing Date, (i) the business and affairs of STI shall have been conducted only in the ordinary course consistent with past practice and (ii) there shall not have been any material adverse change in the capitalization, financial condition, results of operation, business, properties or prospects of STI.

          (c) The Seller shall have in all material respects performed all obligations and complied with all covenants required by this Agreement.

          (d) The Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by its Personal Representative, to the effect that the conditions set forth in paragraphs (a) and (c) of this section have been satisfied.

          (e) The Buyer shall have received the legal opinion of Bradshaw, Thomas & Yeatman LLP, special Maryland counsel to the Seller, dated the Closing Date and substantially in the form attached hereto as Exhibit D.
                                                      ---------

          (f) The financing contemplated by the Financing Commitment shall have been completed except to the extent that a failure to complete such financing is due to the willful fault of the Buyer.

          (g) The Shares shall constitute not less than 60% of the issued and outstanding shares of Common Stock, not less than 60% of the ordinary voting power of STI and not less than 55% of such issued and outstanding shares and all shares of Common Stock issuable upon exercise or conversion of then outstanding warrants, options, convertible securities or other rights to acquire shares of Common Stock, and ownership of the Shares will be transferred to the Buyer free and clear of any lien or adverse claim to title.

                                   ARTICLE 6
                              FURTHER ASSURANCES

     6.1  Seller's Further Assurances.  The Seller shall execute, acknowledge
          ---------------------------
and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by the Buyer and will take any other action consistent with the terms of this Agreement that may be reasonably requested by the Buyer for the purpose of selling, transferring, assigning, granting, conveying, delivering or confirming to the Buyer as of the Closing Date any or all of the Shares.

     6.2  Buyer's Further Assurances.  The Buyer, at any time after the Closing
          --------------------------
Date, shall execute, acknowledge and deliver any further assurances, documents and instruments of transfer reasonably requested by the Seller and will take any other action consistent with the terms of this Agreement that may be reasonably requested by the Seller for the purpose of concluding the transactions contemplated by this Agreement.

                                   ARTICLE 7
                       TERMINATION, WAIVER AND AMENDMENT

     7.1  Termination.  This Agreement may be terminated:
          -----------

     (a) At any time on or prior to the Closing Date, by the mutual consent in writing of the parties hereto.

     (b) At any time on or prior to the Closing Date, by the Buyer or the Seller, in writing, if the other party has, in any material respect, breached
(i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, if the failure of any such representation or warranty to be true and correct as of the date of this Agreement has, or is reasonably likely to have, a material adverse effect upon the nonbreaching party or a material adverse effect on the ability to consummate the transactions contemplated herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date.

     (c) By either party hereto in writing, if the Closing Date has not occurred by the close of business on the 30th day after the date of this Agreement; provided that either party may extend the termination date by up to fifteen days, upon written notice to the other party at least five business days prior to such termination date, if such additional time is required to complete the Buyer's financing and, in the case of the Buyer, it has used its best efforts to complete its financing in accordance with the Financing Commitment by such termination date.

     7.2  Effect of Termination.  In the event this Agreement is terminated
          ---------------------
pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to termination fees set forth in
Section 7.3 and expenses set forth in Section 8.1 hereof shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured willful or fraudulent breach of such covenant or agreement giving rise to such termination.

     7.3  Termination Fee.  If the Seller has terminated this Agreement or
          ---------------
declined to consummate the transactions contemplated by this Agreement because the condition set forth in Section 5.2 (f) has not been met for reasons beyond the control of the Buyer (the "Termination Event"), the Seller shall make a cash payment to the Buyer in the amount of $110,000 to reimburse the Buyer for a portion of the costs and expenses related to entering into this Agreement and seeking to consummate such transactions. Any payment required by this section will be payable by the Seller to the Buyer (by wire transfer of immediately available funds to an account designed by the Buyer) within five business days after demand by the Buyer.

     7.4  Effect of Representations and Warranties.  (a) All representations and
          ----------------------------------------
warranties contained in this Agreement (other than Section 2.4 and any other representation and warranty contained in Article 2 to the extent it relates to the condition or affairs of STI, which representations and warranties shall not survive the Closing) shall survive the Closing and shall be unaffected by any investigation made by either party, provided that the representations and warranties set forth in Sections 2.5 through 2.10 shall terminate one year after the Closing Date and the remaining representations and warranties shall expire upon expiration of the applicable statute of limitations.

          (b) No representation or warranty of the Seller shall be deemed breached on account of any matter which is known to James H. Miller, who is the Chief Executive Officer of both the Buyer and STI, or, to the extent it relates to STI, should have been known to James H. Miller in his capacity as Chief Executive Officer of STI.

     7.5  Waiver.  The Buyer and the Seller, respectively, by written instrument
          ------
signed by an authorized officer or representative of such party, may at any time extend the time for the performance of any of the obligations or other acts of the Seller or the Buyer, and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of such party, or satisfaction of any of the conditions precedent to its obligations, contained herein, or (iii) the performance by such party of any of its obligations set out herein.

     7.6  Amendment or Supplement.  This Agreement may not be amended or
          -----------------------
supplemented except by a written instrument signed by the parties hereto.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1  Expenses.  Each party hereto shall bear and pay all costs and expenses
          --------
incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

     8.2  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings, written or oral, with respect thereto. The parties hereto in executing and delivering, and in carrying out the provisions of, this Agreement are relying solely on the representations, warranties and covenants contained in this Agreement or in any writing delivered pursuant to provisions of this Agreement or at the Closing, and not upon any representation, warranty, covenant, or information, written or oral, made by any person other than as specifically set forth herein. The inclusion of any matter in information previously disclosed by STI or the Seller shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

     8.3  Benefit of Agreement; No Assignment.  The terms and conditions of this
          -----------------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as specifically set forth herein, no party hereto may assign any of its rights or obligations under this Agreement to any other person, except that the Buyer may collaterally assign its rights under this Agreement to the lender under the Financing Commitment in a form reasonably satisfactory to the Seller. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities.

     8.4  Remedies.  The parties agree that in the event of any breach of the
          --------
provisions of this Agreement, the Buyer's remedies at law will be inadequate, and that the Buyer shall be entitled, in addition to all other rights and remedies it may have at law, to specific performance, injunctive and other equitable relief. The Buyer shall be entitled to indemnification from the Seller for any such breach, including without limitation reasonable attorneys' fees and costs of suit.

     8.5  Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

          If to the Estate of Dr. Stanley J. Sarnoff:

          Robert Herzstein, Personal Representative
          Shearman & Sterling
          801 Pennsylvania Avenue, N.W.
          Washington, D.C. 20004

          Facsimile No.: (202) 508-8100

          With a required copy to:

          Wachtell, Lipton, Rosen & Katz
          51 W. 52nd St.
          New York, NY 10019
          Attention:  Gavin Solotar, Esq.

          Facsimile No.: (212) 403-2000

          If to the Buyer:

          Brunswick Biomedical Corporation
          6 Thacher Lane
          Wareham, MA 02571
          Attention:  Chief Executive Officer

          Facsimile No.: (508) 460-7702


          With a required copy to:

          Palmer & Dodge
          One Beacon Street
          Boston, MA 02108
          Attention:  Stanley Keller, Esq.

          Facsimile No.: (617) 227-4420

     8.6  Capacity of Estate.  The Personal Representative of the Estate of Dr.
          ------------------
Stanley J. Sarnoff is executing this Agreement in his representative capacity only and shall not have any personal liability hereunder or in connection herewith, whether asserted upon a direct claim or in any other manner.

     8.7  Captions.  The captions contained in this Agreement are for reference
          --------
purposes only and are not part of this Agreement.

     8.8  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.9  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts under seal by their duly authorized officers or representatives, all as of the day and year first above written.



                                   ESTATE OF DR. STANLEY J. SARNOFF


                                   By:  /s/ Robert Herzstein
                                      ------------------------------------------
                                           Personal Representative and not
                                           individually



                                   BRUNSWICK BIOMEDICAL CORPORATION


                                   By: /s/ James H. Miller
                                      ----------------------
                                           Title: President

                               LIST OF EXHIBITS

Exhibit A Form of Note, including form of Stock Pledge Agreement
Exhibit B Form of Warrant
Exhibit C Form of Buyer's Counsel Opinion
Exhibit D Form of Seller's Counsel Opinion(s)
Exhibit E Form of Assignment of Rights under Registration Rights Agreement

                                  SCHEDULE II
                               OTHER AGREEMENTS

     Stock Pledge Agreement dated as of April 15, 1996 by and between Brunswick Biomedical Corporation and Robert Herzstein, as Personal Representative of the Estate of Dr. Stanley J. Sarnoff.

                                 SCHEDULE 2.5
                                 ------------


          On February 12, 1993, the Stanley J. Sarnoff Endowment for Cardiovascular Science, Inc. filed a petition (which petition is attached hereto as Exhibit A) in the Orphans' Court for Montgomery County, Maryland (Admin. No. 1992-1458) to compel immediate distribution to the Endowment of the assets of the Estate, to remove Mr. Herzstein as Personal representative of the Estate, to vacate prior orders granting attorneys' fees and commissions in connection with the Estate, and for other relief.

          On March 1, 1993, Mr. Herzstein as Personal Representative, filed a complaint, and an amended complaint on March 19, 1993 (which amended complaint is attached hereto as Exhibit B), for Declaratory Relief in the Circuit Court for Montgomery County, Maryland (Civ. No. 103086) against the Endowment, seeking, among other things, a declaration that, pursuant to the interrorem or
                                                                 ----------
forfeiture clause of the Sarnoff Will, the Endowment forfeited any entitlement to receive assets of the Estate and that all provisions of the Sarnoff Will in favor of the Endowment are null and void. The Complaint further alleged, among other things, that the Endowment forfeited any entitlement to its bequest under the common law and the Maryland Estate and Trusts Code, including the doctrine of cy pres.
   -- ----

          Following a March 3, 1993 hearing, the Orphans' Court, among other things, declined to order the requested immediate distribution of all assets of the Estate to the Endowment, but ruled that the Personal Representative should distribute a lesser sum to the Endowment (which order is attached hereto as Exhibit C).

          By agreement dated September 28, 1993 executed by counsel for the Personal Representative and counsel for the Endowment, it was agreed that in order to explore the possibility of resolving the differences between the parties and to facilitate mutual efforts to maximize the value of the Estate's assets the above-referenced litigation between the parties in both the Orphans' Court and the Circuit Court would be dismissed without prejudice in accordance with certain stipulations agreed to by the parties (which stipulations are attached hereto as Exhibit D). The parties also agreed to toll the statute of limitations, which agreements have since been extended.

          The Endowment has addressed the potential sale of stock to Buyer in a number of letters. Copies of letters dated February 9, 1996 and February 28, 1996 and certain subsequent correspondence on that subject have been provided to Buyer. In the February 28, 1996 letter, the Endowment purported to give thirty
(30) days written notice of an intention to file a lawsuit against the Personal Representative.

                              DISCLOSURE SCHEDULE
                          To Stock Purchase Agreement

1. With respect to the representations and warranties set forth in Section 3.1(f), the Buyer has the following Subsidiaries:

     Brunswick Biomedical Technologies, Inc., a Massachusetts corporation Brunswick Biomedical Limited, a British limited liability company

2.   With respect to the representations and warranties set forth in Sections
3.3 and 3.6 and elsewhere in Article 3, the Buyer discloses that, in addition to the documents contemplated by this Agreement, the following agreements are being negotiated and, in some instances, binding commitment letters or documents with respect to the disclosed transaction have been executed:


     a. Series F Preferred Stock Purchase Agreement between the Buyer and the Purchasers of Series F Preferred Stock, with respect to the purchase at $27.55 per share of up to 210,000 shares of Series F Preferred Stock, par value $0.01 per share.

     b. Senior Loan Agreement with Internationale Nederlanden (U.S.) Capital Corporation ("ING"), providing for a $11,000,000 credit facility secured by substantially all the assets of the Buyer, including the Estate Shares, and for the issuance of warrants to purchase up to 65,167 shares of Common Stock of the Buyer.

     c. Note Purchase Agreement between the Buyer and EM Industries, Inc., providing for a junior subordinated loan in the amount of $1,000,000.

     d. Undertaking by the Buyer to EM Industries, Inc. to use its best efforts to cause STI to enter into an extension of the EpiPen License Agreement.

     e. Undertaking by the Buyer to the Board of Directors of STI regarding the future conduct of the operations and affairs of STI.

     f. Stock Repurchase Agreement by and between the Company and the State of Maryland Department of Business and Economic Development ("DBED"), pursuant to which the Company agrees to repurchase the Series D Preferred Stock and Warrants from DBED if the Company fails to relocate its principal office to Maryland within six months or removes its principal office from Maryland within 5 years after locating there.

3. With respect to the representations and warranties set forth in Section 3.14, the Buyer discloses that it has entered into a financing commitment with ING with respect to the financing described in paragraph 2a. above for the amounts and subject to the terms and conditions of the Commitment Letter dated March 18, 1996 from ING previously delivered to the Seller.

4. With respect to the covenants set forth in Section 4.2.3, the Buyer discloses that, in addition to the indebtedness to be incurred as described in this Agreement, the Buyer has incurred or expects to incur the indebtedness described in paragraphs 2b. and 2c. above.

                               EXHIBIT A, PART I


                    [See Exhibit 4(c) to this Schedule 13D]

                              EXHIBIT A, PART II


                    [See Exhibit 4(d) to this Schedule 13D]

                                   EXHIBIT B

                    [See Exhibit 4(b) to this Schedule 13D]

                                   EXHIBIT C

                       [Form of opinion letter omitted]

                                   EXHIBIT D

                       [Form of opinion letter omitted]

                                   EXHIBIT E



                    ASSIGNMENT OF RIGHTS UNDER REGISTRATION
                               RIGHTS AGREEMENT



     WHEREAS, a Registration Rights Agreement dated September 14, 1990, a copy of which is attached hereto as Exhibit "A", (the "Registration Rights Agreement") was entered into between Survival Technology, Inc., a Delaware Corporation (the "Company"), and Robert E. Herzstein, as Personal Representative of the Estate of Stanley J. Sarnoff (the "Estate"); and

     WHEREAS, the Estate has entered into a Stock Purchase Agreement with Brunswick Biomedical Corporation ("Brunswick") to sell shares of the Company held by the Estate to Brunswick and the Estate has agreed therein to assign to Brunswick all of the Estate's rights and interest under the Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the purchase price under the Stock Purchase Agreement, the Estate does hereby assign, transfer and convey to Brunswick Biomedical Corporation all of the Estate's right and interest in, to and under the Registration Rights Agreement.



Dated:                             ______________________________________
                                   Robert E. Herzstein, as Personal
                                   Representative of the Estate of
                                   Stanley J. Sarnoff


     The undersigned, BRUNSWICK BIOMEDICAL CORPORATION, does hereby acknowledge receipt of this assignment.


                                   BRUNSWICK BIOMEDICAL CORPORATION


Dated:                             By:__________________________________

                                     - 28 -